SCHEDULE I, DATED AUGUST 27, 2017 TO MULTIPLE CLASS OF SHARES PLAN Cash Management Funds, Fidelity Money Market Fund, and Fidelity Government Money Market Fund, dated August 27, 2017

FIDELITY HEREFORD STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Government Money Market Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Premium Class	none	none	none
Fidelity Government Money Market Fund* Advisor M class	none none	none none	none none
Fidelity Money Market Fund:
Premium Class	none	none	none
Fidelity Money Market Fund*	none	none	none

fIDELITY NEWBURY STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Treasury Money Market Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Advisor C Class	contingent deferred	0.75	0.25
Fidelity Treasury Money Market Fund*	none	none	none
Tax-Exempt Money Market Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Premium Class	none	none	none
Fidelity Tax-Exempt Money Market Fund*	none	none	none

* A retail class.

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